Exhibit 99.1

Mimecast Announces Second Quarter 2021 Financial Results

Exceeded High End of Revenue Guidance by $0.9 Million

Solid Execution and Capital Discipline Drove Improved Operating Leverage

Lexington, MA – November 2, 2020 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the second fiscal quarter ended September 30, 2020.

Overall Highlights

•	Total revenue of $122.7 million grew 19% year-over-year on a GAAP and constant currency basis.
•	Added 500 net new customers. Total customers 39,200 globally.
•	Revenue retention rate of 105%.
•	GAAP gross profit percentage of 76%, Non-GAAP gross profit percentage of 78%.
•	GAAP EPS of $0.15 per diluted share, Non-GAAP EPS of $0.32 per diluted share.
•	Named a leader in the Gartner Magic Quadrant for Enterprise Information Archiving.
•	Achieved Federal Risk and Authorization Management Program (FedRAMP) ‘Ready’ status, a precursor to becoming FedRAMP fully authorized.
•	Endorsed under Australia’s Information Security Registered Assessors Program.
•	Hosted a virtual ribbon cutting commencing commercial operation of a Mimecast Data Center Pair in Canada.
•	Mimecast and CrowdStrike Announce an Integration to Strengthen the Security Posture of Joint Customers

“We are pleased to deliver results that underscore the strength and durability of our business model, and our success in evolving our platform to anticipate customers’ needs and the changing nature of cyber threats,” said Peter Bauer, chief executive officer of Mimecast. “Amid a challenging operating environment, we are focusing on the elements we can control, winning new customers, strengthening our relationships with existing customers by expanding and innovating our platform, and running our business efficiently and profitably.”

Mimecast’s chief financial officer, Rafe Brown, commented, “The second quarter was marked by operational focus that led us to beat the high end of our revenue guidance while exceeding our profitability goals. We continue to build long-term efficiencies into our operating model to drive bottom-line margin expansion.”

Financial and Operating Highlights

•

Revenue: Revenue for the second quarter of 2021 was $122.7 million, an increase of 19% compared to revenue of $103.4 million in the second quarter of 2020. Revenue on a constant currency basis increased 19% compared to the second quarter of 2020.

•	Customers: Added 500 net new customers in the second quarter of 2021, and now serve 39,200 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 105% in the second quarter of 2021.
•	Gross Profit Percentage: Gross profit percentage was 76% in the second quarter of 2021, compared to 75% in the second quarter of 2020.

•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 78% in the second quarter of 2021, compared to 76% in the second quarter of 2020.
•

Net Income: Net income was $10.1 million, or $0.15 per diluted share, based on 65.6 million diluted shares outstanding in the second quarter of 2021, compared to net loss of $0.9 million, or $(0.01) per diluted share, based on 61.8 million diluted shares outstanding in the second quarter of 2020.

•

Non-GAAP Net Income: Non-GAAP net income was $20.7 million, or $0.32 per diluted share, based on 65.6 million diluted shares outstanding in the second quarter of 2021, compared to non-GAAP net income of $8.5 million or $0.13 per diluted share, based on 63.9 million diluted shares outstanding in the second quarter of 2020.

•	Adjusted EBITDA: Adjusted EBITDA was $33.6 million in the second quarter of 2021, representing an Adjusted EBITDA margin of 27.4%, up from 19.3% in the second quarter of 2020.
•	Operating Cash Flow: Operating cash flow was $31.0 million in the second quarter of 2021, compared to $17.7 million in the second quarter of 2020.
•

Free Cash Flow and Cash: Free cash flow was $21.6 million in the second quarter of 2021, compared to $4.0 million in the second quarter of 2020. Cash and cash equivalents as of September 30, 2020 were $230.7 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Financial Outlook

Mimecast is providing guidance for the third quarter and fiscal year 2021.

Third Quarter 2021 Guidance:

•	For the third quarter of 2021, revenue is expected to be in the range of $126.0 million to $127.0 million and constant currency revenue growth is expected to be in the range of 15% to 16%.
•	Adjusted EBITDA for the third quarter is expected to be in the range of $28.0 million to $29.0 million.
•	Operating cash flow for the third quarter is expected to be approximately $24.0 million.
•	Free Cash flow for the third quarter is expected to be approximately $16.0 million.

Our revenue guidance for the third quarter is based on exchange rates as of October 26, 2020 and includes an estimated negative impact of $0.5 million resulting from the strengthening of the U.S. dollar compared to the prior year.

Fiscal Year 2021 Guidance:

•	For the full year 2021, revenue is expected to be in the range of $490.5 million to $493.5 million and constant currency revenue growth is expected to be in the range of 16% to 17%.
•	Foreign exchange rate fluctuations are negatively impacting this guidance by an estimated $4.4 million compared to the rates in effect in the prior year.
•	Full year 2021 Adjusted EBITDA is expected to be in the range of $109.0 million to $110.5 million.
•	Operating cash flow for the full year 2021 is expected to be in the range of $116.5 million to $118.0 million.
•	Free Cash Flow for the full year 2021 is expected to be in the range of $82.5 million to $84.0 million.

GAAP net income (loss) is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income (loss) or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net income (loss).

The financial guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. While the financial guidance considers the anticipated impact of the global COVID-19 pandemic, the societal and economic impact of the pandemic is unprecedented and the future effect of the pandemic on the global economy and Mimecast’s financial results is highly uncertain. Mimecast’s actual results may differ materially. See “Safe Harbor for Forward-Looking Statements” below.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 4:30 pm EST (UTC-05:00) on November 2, 2020. To access the conference call, dial (844) 402-0879 for the U.S. and Canada and (478) 219-0767 for international callers and enter conference ID# 7783078. The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com. An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada and (404) 537-3406 for international callers and entering conference ID# 7783078. In addition, an archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

About Mimecast

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the third quarter and full year 2021, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow):  share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net income (loss), adjusted to exclude: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; litigation-related expenses; and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income (loss) calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income (loss) calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation; amortization; disposals and impairment of long-lived assets; acquisition-related gains and expenses; litigation-related expenses; share-based compensation expense; restructuring expense; interest income and interest expense; the provision for income taxes; and foreign exchange income (expense). We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, to communicate with our board of directors concerning our financial performance and for establishing incentive compensation metrics for executives and other senior employees.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the impact of the global COVID-19 pandemic on Mimecast’s operations and financial performance, the impact of foreign exchange rates, Mimecast’s achievement of FedRAMP ‘Ready’ status as a precursor to becoming FedRAMP fully authorized, the strength and durability of Mimecast’s business model, the evolution of Mimecast’s product platform, future operating efficiencies, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Financial Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, uncertainties and risks relating to the impact of the global COVID-19 pandemic on the Company’s business, operations, employees and financial results, the ability to attract new customers and retain existing customers, particularly during challenging economic times, competitive conditions, data breaches, compliance with data privacy and data transfer laws and regulations, service disruptions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the successful integration of the Company’s acquisitions, including DMARC Analyzer B.V., Segasec Labs Limited and MessageControl and other acquisitions the Company may complete, the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the global COVID-19 pandemic on the jurisdictions in which the Company operates, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Revenue	$122,693	$103,357	$237,869	$202,588
Cost of revenue	29,742	26,134	58,211	51,601
Gross profit	92,951	77,223	179,658	150,987
Operating expenses
Research and development	22,287	19,320	45,089	38,705
Sales and marketing	43,994	41,165	88,037	84,535
General and administrative	16,583	16,756	33,751	32,203
Total operating expenses	82,864	77,241	166,877	155,443
Income (loss) from operations	10,087	(18)	12,781	(4,456)
Other income (expense)
Interest income	174	1,114	351	2,096
Interest expense	(790)	(1,195)	(1,673)	(2,475)
Foreign exchange income (expense) and other, net	1,161	(704)	2,924	252
Total other income (expense), net	545	(785)	1,602	(127)
Income (loss) before income taxes	10,632	(803)	14,383	(4,583)
Provision for income taxes	582	118	1,195	348
Net income (loss)	$10,050	$(921)	$13,188	$(4,931)

Net income (loss) per ordinary share
Basic	$0.16	$(0.01)	$0.21	$(0.08)
Diluted	$0.15	$(0.01)	$0.20	$(0.08)

Weighted-average number of ordinary shares outstanding
Basic	63,517	61,829	63,268	61,638
Diluted	65,581	61,829	65,114	61,638

MIMECAST LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of September 30,	As of March 31,
	2020	2020
Assets
Current assets
Cash and cash equivalents	$230,708	$173,958
Accounts receivable, net	81,143	97,659
Deferred contract costs, net	12,988	11,133
Prepaid expenses and other current assets	19,799	16,145
Total current assets	344,638	298,895

Property and equipment, net	86,885	85,178
Operating lease right-of-use assets	134,201	116,564
Intangible assets, net	45,130	38,394
Goodwill	169,812	150,525
Deferred contract costs, net of current portion	40,775	36,664
Other assets	3,363	3,614
Total assets	$824,804	$729,834

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$10,169	$14,907
Accrued expenses and other current liabilities	47,598	41,607
Deferred revenue	189,956	194,151
Current portion of finance lease obligations	755	1,058
Current portion of operating lease liabilities	34,515	30,379
Current portion of long-term debt	7,828	6,573
Total current liabilities	290,821	288,675

Deferred revenue, net of current portion	11,356	12,816
Long-term finance lease obligations	15	323
Operating lease liabilities	118,773	105,321
Long-term debt	99,532	86,258
Other non-current liabilities	10,056	4,386
Total liabilities	530,553	497,779

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 63,842,964 and 62,791,691 shares issued and outstanding as of September 30, 2020 and March 31, 2020, respectively	766	754
Additional paid-in capital	368,813	325,808
Accumulated deficit	(70,472)	(83,660)
Accumulated other comprehensive loss	(4,856)	(10,847)
Total shareholders' equity	294,251	232,055
Total liabilities and shareholders' equity	$824,804	$729,834

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Operating activities
Net income (loss)	$10,050	$(921)	$13,188	$(4,931)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,495	7,538	18,347	14,980
Share-based compensation expense	13,619	9,938	27,272	19,972
Amortization of deferred contract costs	3,175	2,260	6,044	4,376
Amortization of debt issuance costs	115	114	229	271
Amortization of operating lease right-of-use assets	7,504	8,050	14,615	15,727
Other non-cash items	—	(29)	—	(71)
Unrealized currency (gains) losses on foreign denominated transactions	(684)	993	(3,417)	137
Changes in assets and liabilities:
Accounts receivable	6,893	(3,172)	19,298	8,755
Prepaid expenses and other current assets	(2,651)	(2,765)	(3,148)	6,091
Deferred contract costs	(5,527)	(5,434)	(10,730)	(10,240)
Other assets	(502)	(655)	(346)	(1,293)
Accounts payable	(464)	2,884	(2,501)	2,076
Deferred revenue	(6,033)	1,353	(11,678)	2,648
Operating lease liabilities	(6,954)	(4,963)	(15,175)	(10,108)
Accrued expenses and other liabilities	3,007	2,492	8,350	(2,183)
Net cash provided by operating activities	31,043	17,683	60,348	46,207
Investing activities
Purchases of property, equipment and capitalized software	(9,399)	(13,705)	(20,170)	(22,866)
Purchases of strategic investments	—	—	—	(3,025)
Maturities of investments	—	14,000	—	28,000
Payments for acquisitions, net of cash acquired	(17,044)	—	(17,044)	—
Net cash (used in) provided by investing activities	(26,443)	295	(37,214)	2,109
Financing activities
Proceeds from issuance of ordinary shares	10,840	1,937	18,975	11,099
Withholding taxes related to net share settlement of ESPP purchases and vesting of RSUs	(733)	(397)	(3,308)	(1,826)
Payments on debt	(1,875)	(1,250)	(3,125)	(1,875)
Payments on finance lease obligations	(264)	(252)	(611)	(418)
Proceeds from long-term debt including revolving credit facilities	17,500	—	17,500	—
Net cash provided by financing activities	25,468	38	29,431	6,980
Effect of foreign exchange rates on cash	2,099	(1,656)	4,185	(1,700)
Net increase in cash and cash equivalents	32,167	16,360	56,750	53,596

Cash and cash equivalents at beginning of period	198,541	174,812	173,958	137,576
Cash and cash equivalents at end of period	$230,708	$191,172	$230,708	$191,172

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
	(dollars in thousands)
Revenue constant currency growth rate (1)	19%	29%	20%	30%
Revenue retention rate (2)	105%	110%	105%	110%
Total customers (3)	39,200	36,100	39,200	36,100
Gross profit percentage	76%	75%	76%	75%
Adjusted EBITDA (1)	$33,604	$19,986	$59,269	$33,489

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly. In determining the number of customers, we do not include customers we acquired from DMARC Analyzer that transact with us on a credit card basis.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$122,693	$103,357	$237,869	$202,588
Revenue year-over-year growth rate, as reported	19%	26%	17%	26%
Estimated impact of foreign currency fluctuations	—%	3%	3%	4%
Revenue constant currency growth rate	19%	29%	20%	30%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.059	0.068	0.057	0.069
GBP	1.291	1.233	1.266	1.259
AUD	0.715	0.686	0.686	0.693

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (dollars in thousands):

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$92,951	$77,223	$179,658	$150,987
GAAP gross profit percentage	76%	75%	76%	75%

Plus:
Share-based compensation expense	1,163	906	2,288	1,693
Amortization of acquired intangible assets	1,030	628	1,970	1,253
Non-GAAP gross profit	$95,144	$78,757	$183,916	$153,933
Non-GAAP gross profit percentage	78%	76%	77%	76%

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
GAAP research and development	$22,287	$19,320	$45,089	$38,705
Less:
Share-based compensation expense	3,895	2,693	7,779	5,242
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP research and development	$18,392	$16,627	$37,310	$33,463

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
GAAP sales and marketing	$43,994	$41,165	$88,037	$84,535
Less:
Share-based compensation expense	4,451	3,531	8,888	7,313
Amortization of acquired intangible assets	33	24	60	54
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP sales and marketing	$39,510	$37,610	$79,089	$77,168

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
GAAP general and administrative	$16,583	$16,756	$33,751	$32,203
Less:
Share-based compensation expense	4,110	2,808	8,317	5,724
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	302	71	667	71
Litigation-related expenses	—	2,350	—	2,700
Non-GAAP general and administrative	$12,171	$11,527	$24,767	$23,708

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
GAAP income (loss) from operations	$10,087	$(18)	$12,781	$(4,456)
Plus:
Share-based compensation expense	13,619	9,938	27,272	19,972
Amortization of acquired intangible assets	1,063	652	2,030	1,307
Acquisition-related expenses	302	71	667	71
Litigation-related expenses	—	2,350	—	2,700
Non-GAAP income from operations	$25,071	$12,993	$42,750	$19,594

The following table presents a reconciliation of Net income (loss) to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Net Income:
Net income (loss)	$10,050	$(921)	$13,188	$(4,931)
Share-based compensation expense	13,619	9,938	27,272	19,972
Amortization of acquired intangible assets	1,063	652	2,030	1,307
Acquisition-related expenses (1)	302	71	667	71
Litigation-related expenses (2)	—	2,350	—	2,700
Income tax effect of Non-GAAP adjustments	(4,321)	(3,639)	(8,290)	(5,705)
Non-GAAP net income	$20,713	$8,451	$34,867	$13,414
Non-GAAP net income per ordinary share - basic	$0.33	$0.14	$0.55	$0.22
Non-GAAP net income per ordinary share - diluted	$0.32	$0.13	$0.54	$0.21
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	63,517	61,829	63,268	61,638
Diluted	65,581	63,889	65,114	63,886

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 13 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net income (loss) to Adjusted EBITDA (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net income (loss)	$10,050	$(921)	$13,188	$(4,931)
Depreciation, amortization and disposals of long-lived assets	9,495	7,538	18,347	14,993
Interest expense, net	616	81	1,322	379
Provision for income taxes	582	118	1,195	348
Share-based compensation expense	13,619	9,938	27,272	19,972
Foreign exchange (income) expense	(1,060)	811	(2,722)	(43)
Acquisition-related expenses (1)	302	71	667	71
Litigation-related expenses (2)	—	2,350	—	2,700
Adjusted EBITDA	$33,604	$19,986	$59,269	$33,489

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 13 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$31,043	$17,683	$60,348	$46,207
Purchases of property, equipment and capitalized software	(9,399)	(13,705)	(20,170)	(22,866)
Free Cash Flow	$21,644	$3,978	$40,178	$23,341

Share-based compensation expense for the three and six months ended September 30, 2020 and 2019 (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Cost of revenue	$1,163	$906	$2,288	$1,693
Research and development	3,895	2,693	7,779	5,242
Sales and marketing	4,451	3,531	8,888	7,313
General and administrative	4,110	2,808	8,317	5,724
Total share-based compensation expense	$13,619	$9,938	$27,272	$19,972

Amortization of acquired intangible assets for the three and six months ended September 30, 2020 and 2019 (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Cost of revenue	$1,030	$628	$1,970	$1,253
Sales and marketing	33	24	60	54
Total amortization of acquired intangible assets	$1,063	$652	$2,030	$1,307

The following table presents a reconciliation of Net cash provided by operating activities to guided Free Cash Flow (in millions):

	Three months ending December 31,	Year ending March 31,
	2020	2021
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$24	$ 117 - 118
Purchases of property, equipment and capitalized software	(8)	(34)
Free Cash Flow	$16	$ 83 - 84

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